2007 Form of RSU Agreement

SERVICE-BASED AND FINANCIAL PERFORMANCE-BASED
RESTRICTED STOCK UNIT GRANT AGREEMENT

THIS AGREEMENT, made as of the ___ day of November, 2007 (the “Grant Date”), between MDC Partners Inc., a Canadian corporation (the “Corporation”), and ________________ (the “Grantee”).

WHEREAS, the Corporation has adopted the 2005 Stock Incentive Plan (the “Plan”) for the purpose of providing employees and consultants of the Corporation and eligible non-employee directors of the Corporation’s Board of Directors a proprietary interest in pursuing the long-term growth, profitability and financial success of the Corporation (except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions set forth in the Plan).

WHEREAS, the Human Resources & Compensation Committee (the “Committee”) of the Board of Directors has determined that it is in the best interests of the Corporation to make the financial performance-based award set forth herein, which award will vest in part based on the Grantee’s continued service to the Company through the applicable vesting date, and in part based upon achievement by the Corporation of specified financial growth targets during the calendar years 2007 - 2009.

WHEREAS, pursuant to the Plan, the Committee has determined to grant an Other Stock-Based Award to the Grantee in the form of restricted units (“Restricted Stock Units”) of Class A subordinate voting shares (the “Class A Shares”), subject to the terms, conditions and limitations provided herein, including achievement of financial performance targets, and in the Plan;

NOW, THEREFORE, the parties hereto agree as follows:

1.    Grant of Restricted Stock Unit.

1.1    The Corporation hereby grants to the Grantee, on the terms and conditions set forth in this Agreement, the number of Restricted Stock Units set forth under the Grantee's name on the signature page hereto and in accordance with Section 1.2 (the “2007 RSU Award”). Each Restricted Stock Unit issued as part of the 2007 RSU Award shall represent the right to receive one issued and outstanding share of the Class A Shares of the Corporation, but shall be subject to the restrictions, conditions and other terms set forth in this Agreement and in the Plan.

1.2    The Grantee's rights with respect to all the Class A Shares underlying the 2007 RSU Award shall not vest and will remain forfeitable at all times prior to the Vesting Date (as defined below). At any time, reference to the 2007 RSU Award shall be deemed to be a reference to the Restricted Stock Units granted under Section 1.1 that have neither vested nor been forfeited pursuant to the terms of this Agreement.

1.3    This Agreement shall be construed in accordance with, and subject to, the terms of the Plan (the provisions of which are incorporated herein by reference).

2.    Rights as Holder of Restricted Stock Units; Non-Transferability.

With respect to the 2007 RSU Award, the Grantee shall have no rights as a stockholder of the Corporation (including the right to vote or receive dividends) with respect to any Class A Shares of the Corporation until the date of issuance to the Grantee of a certificate or other evidence of ownership representing such Class A Shares in settlement thereof. In addition, dividend equivalents will not be paid or payable with respect to the 2007 RSU Award subject to this Agreement. Prior to the Vesting Date, the Grantee shall not be entitled to transfer, sell, pledge, hypothecate or assign any portion of the 2007 RSU Award (collectively, the “Initial Transfer Restrictions”). Subsequent to the Vesting Date, the Grantee may only transfer, sell, pledge, hypothecate or assign shares of Stock issued in satisfaction of the RSU Award in accordance with Section 3.5 of this Agreement (the “Stock Ownership Transfer Restrictions”).

3.    Vesting; Lapse of Restrictions.

3.1    Service Based Award. The Initial Transfer Restrictions with respect to 34% of the 2007 RSU Award (the “Service Based Award”) shall lapse on the third (3rd) anniversary of the Grant Date (the “Vesting Date”) so long as the Grantee continues to be serving as an employee of the Corporation on such Vesting Date; provided, that the 2007 RSU Award shall vest, and the Initial Transfer Restrictions with respect to the 2007 RSU Award shall lapse, if sooner, on the date of any one of the following “Permitted Acceleration Events” (also a Vesting Date): (i) the occurrence of a Change in Control (as defined in Section 3.4 below); (ii) the Grantee’s employment is terminated by the Corporation other than for “cause” or for “good reason” (as such term is defined in the Grantee’s underlying employment agreement); (iii) the Grantee’s death or disability; or (iv) retirement at or after age 62 with the approval of the Committee.

3.2    Performance Based Award.

(a)    Organic Growth Target Award. In the event that the Corporation achieves an Organic Growth Performance Factor of at least 25% as of [December 31, 2009], then the Initial Transfer Restrictions will lapse with respect to 33% of the 2007 RSU Award (the “Organic Growth Target Award”) on [March 15, 2010] (the “Vesting Date”) so long as the Grantee continues to be employed by the Corporation on such Vesting Date. In the event that the Organic Growth Performance Factor is more than 1% but less than 25%, then the Initial Transfer Restrictions will lapse with respect to a pro-rata portion of the Organic Growth Target Award on the Vesting Date determined based on the ratio the actual level of achievement of the Organic Growth Performance Factor bears to 25%, so long as that the Grantee continues to be employed by the Corporation on such Vesting Date.

(b)    Stock Price Target Award. In the event that the Corporation achieves a Stock Price Performance Factor of at least 15% as of [December 31, 2009], then the Initial Transfer Restrictions will lapse with respect to 33% of the 2007 RSU Award (the “Stock Price Target Award”) on [March 15, 2010] (the “Vesting Date”) so long as the Grantee continues to be employed by the Corporation on such Vesting Date. In the event that the Stock Price Performance Factor is more than 1% but less than 15%, then the Initial Transfer Restrictions will lapse with respect to a pro-rata portion of the Stock Price Target Award on the Vesting Date, determined based on the ratio the actual level of achievement of the Stock Price Performance Factor bears to 15%, so long as the Grantee continues to be employed by the Corporation on such Vesting Date.

(c)    Notwithstanding anything to the contrary set forth above, the Initial Transfer Restrictions shall lapse with respect to the Organic Growth Target Award and the Stock Price Target Award on the occurrence of a Permitted Acceleration Event. In addition, in the event the Grantee (i) is terminated by the Corporation without Cause or (ii) dies or becomes Disabled, as defined below, the number of Restricted Stock Units under the Performance Based Award in which the Grantee shall vest on any Vesting Date shall be the product of (a) the number of Restricted Stock Units under the 2007 RSU Award that would otherwise vest in accordance with Section 3.2(a) and 3.2(b) hereof on such date, if any and (b) a fraction, the numerator of which shall be the number of full months of service completed by the Grantee prior to his or her termination without Cause, death or Disability, as applicable and after the Grant Date, and the denominator of which shall be (x) in the case of vesting as a result of achievement of the Organic Growth Performance Factor or the Stock Price Performance Factor, the number of months in the relevant performance period, as set forth in Section 3.4 hereof, or (y) in the case of a Permitted Acceleration Event as defined in Section 3.1, the number of full months from the Grant Date to the applicable Vesting Date. Any portion of the Performance Based Award that does not and, as a result of the application of this Section 3.2(c) cannot, vest shall be forfeited and automatically transferred to and reacquired by the Corporation at no cost to the Corporation, and neither the Grantee nor any heirs, executors, administrators or successors of such Grantee shall thereafter have any right or interest in such Restricted Stock Units.

3.3    General Termination Provisions. Notwithstanding anything in this Agreement to the contrary, upon any termination of a Grantee for Cause [or the resignation by the Grantee of his or her employment without “good reason”] prior to the Vesting Date, the then-unvested portion of the 2007 RSU Award immediately shall be forfeited in its entirety and automatically transferred to and reacquired by the Corporation at no cost to the Corporation, and neither the Grantee nor any heirs, executors, administrators or successors of such Grantee shall thereafter have any right or interest in such Restricted Stock Units. In addition, any portion of the 2007 RSU Award that is a Performance Based Award that has not vested as of [March 16, 2010] shall be forfeited on such date and automatically transferred to and reacquired by the Corporation at no cost to the Corporation and neither the Grantee nor any heirs, executors, administrators or successors of such Grantee shall thereafter have any right or interest in such Restricted Stock Units.

3.4    Additional Transfer Restrictions. The Grantee may not at any time prior to the Vesting Date, transfer, sell, pledge, hypothecate or assign any portion of the 2007 RSU Award. From and after the Vesting Date, the Grantee may not transfer, sell, pledge, hypothecate or assign any Class A Shares issued or issuable in connection with the 2007 RSU Award unless the Committee determines, with the advice of the General Counsel and/or Chief Financial Officer of the Corporation, that Grantee has satisfied the Corporation’s Stock Ownership Guidelines, as in effect from time to time, and any transfer, sale, pledge, hypothecation or assignment of any such Class A Shares would not cause Grantee to fail to satisfy such Stock Ownership Guidelines. Notwithstanding the foregoing Stock Ownership Transfer Restrictions, the Grantee will be permitted to sell a sufficient number of Class A Shares to satisfy his applicable income tax liability in connection with the lapse of the Initial Transfer Restrictions (or delivery of Class A Shares in connection with such lapse of the Initial Transfer Restrictions) on a Vesting Date.

3.5    Certain Definitions. For purposes of the foregoing, the following terms shall have the following meanings:

(a)    “Organic Growth Performance Factor” means the percentage by which the [cumulative organic revenue growth of the Corporation during the period from [January 1, 2007 through December 31, 2009] exceeds the average organic revenue growth of the entities set forth on Schedule A hereof (the “Peer Group”) during the same period], as determined by the Committee.

(b)    “Stock Price Performance Factor” means the percentage by which the [cumulative appreciation in the stock price of the Corporation (“Stock Price Growth”) during the period from [January 1, 2007 through December 31, 2009] exceeds the average stock price appreciation of the Peer Group during the same period], as determined by the Committee.

(c)    “Performance Measure Components” means, collectively, the Organic Growth Performance Factor and the Stock Price Performance Factor.

(d)    “Cause” means the Grantee’s termination by reason of (i) his continued or willful failure substantially to perform his duties for the Corporation, (ii) his willful and serious misconduct in connection with the performance of his duties for the Corporation, (iii) the Grantee’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony or a crime involving moral turpitude, (iv) his fraudulent or dishonest conduct or (v) his material breach of any of his obligations or covenants under any written policies of the Corporation or any written agreement between such Grantee and the Corporation.

(e)    “Change in Control” shall have the meaning set forth in Section 2(b) of the Plan, provided that the reference to “twenty-five percent (25%) or more of the combined voting power of MDC's then outstanding voting securities” in Section 2(b)(i) of the Plan shall, for purposes of this 2007 RSU Award, be amended to read “fifty percent (50%) or more of the combined voting power of MDC's then outstanding voting securities”; and, provided further, that the reference in Section 2(b)(iii)(A)(III)(3) to “twenty five percent (25%) or more of the combined voting power of the Surviving Corporation’s voting securities outstanding immediately following such transaction” shall, for purposes of this 2007 RSU Award, be amended to read “fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s voting securities outstanding immediately following such transaction”.

(f)    “Disability” shall mean a mental or physical condition of the Grantee rendering him unable to perform his duties for the Corporation for a period of six (6) consecutive months or for 180 days within any consecutive 365-day period and which is reasonably expected to continue indefinitely; provided that if, as of the date of determination, the Grantee is a party to an effective employment agreement with a different definition of “Disability” or any derivation of such term, the definition of “Disability” (or its derivation) contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder.

4.    Delivery of Shares.

(a)    Certificates (or an electronic "book entry") representing those Class A Shares issued in settlement of Restricted Stock Units in respect of which the Initial Transfer Restrictions have lapsed pursuant to Section 3 hereof shall be delivered to the Grantee as soon as practicable following the applicable Vesting Date.

(b)    The Grantee, or the executors or administrators of the Grantee's estate, as the case may be, may receive, hold, sell or otherwise dispose of those Class A Shares of the Corporation delivered to him or her pursuant to this Section 4 free and clear of the Initial Transfer Restrictions, but subject to compliance with the Stock Ownership Transfer Restrictions and all applicable federal and state securities laws.

5.    No Right to Continued Retention. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance as an employee, nor shall this Agreement or the Plan interfere in any way with the right of the Corporation to terminate the Grantee's service as an employee at any time.

6.    Adjustments Upon Change in Capitalization. If, by operation of Section 10 of the Plan, the Grantee shall be entitled to new, additional or different shares of stock or securities of the Corporation or any successor corporation or entity or other property, such new, additional or different shares or other property shall thereupon be subject to all of the conditions and restrictions which were applicable to the Restricted Stock Units immediately prior to the event and/or transaction that gave rise to the operation of Section 10 of the Plan.

7.    Modification of Agreement; Adjustment of Performance Measures by the Committee.

(a)    Except as set forth in the Plan and herein, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto. Notwithstanding the foregoing, the Committee shall adjust the Performance Measure Components in the event that the Corporation acquires or disposes any material assets or business.

(b)    It is the parties' intent that the 2007 RSU Grant and the potential issuance of Class A Shares hereunder shall comply with the provisions of Section 409A of the U.S. Tax Code. Accordingly, notwithstanding any provision to the contrary contained herein, the parties agree that this Agreement may be amended to conform to their intent as set forth in the preceding sentence and that they shall work together in good faith to accomplish such amendment taking into account any regulations or other guidance issued after the date of this Agreement under Tax Code Section 409A.

8.    Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

9.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principle, except to the extent that the application of New York law would result in a violation of the Canadian Business Corporation Act.

10.    Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Corporation. This Agreement shall inure to the benefit of the Grantee's heirs, executors, administrators and successors. All obligations imposed upon the Grantee and all rights granted to the Corporation under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.

MDC PARTNERS INC.

By:
Name:	Michael Sabatino
Title:	Chief Accounting Officer

MDC PARTNERS INC.

By:
Name:	Mitchell Gendel
Title:	General Counsel

GRANTEE:

By:
Name:

Number of Restricted Stock Units Hereby Granted:

Schedule A